As filed with the Securities and Exchange Commission on August 30, 2010

Registration No. 333-139042

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 7
to
Form S-11

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SHOPOFF PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

8951 Research Drive
Irvine, California 92618
1-877-TSG-REIT

(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

William A. Shopoff, President and Chief Executive Officer
Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California 92618
1-877-TSG-REIT
1-949-417-1399 (Facsimile)

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Mark Kelson, Esq.
Blase Dillingham, Esq.
Manatt, Phelps & Phillips, LLP
11355 W. Olympic Boulevard
Los Angeles, California 90064
(310) 312-4000
(310) 312-4224 (Facsimile)

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the Registration Statement as of the date hereof.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Shopoff Properties Trust, Inc. (“Shopoff Properties Trust”) set forth in its registration statement on Form S-11 (File No. 333-139042) declared effective August 29, 2007 and subsequently amended (the “Registration Statement”), Shopoff Properties Trust is filing this Post-Effective Amendment No. 7 to the Registration Statement to deregister 18,180,600 shares remaining unsold in its initial public offering of its common stock. Pursuant to the Registration Statement, Shopoff Properties Trust registered 20,100,000 shares of common stock for its initial public offering.

The initial public offering covered by the Registration Statement terminated on August 29, 2010. By filing this Post-Effective Amendment No. 7 to the Registration Statement, Shopoff Properties Trust hereby terminates the initial public offering of securities on this Registration Statement and deregisters all 18,180,600 shares that remain unsold in its initial public offering under the Registration Statement.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 30th day of August 2010.

SHOPOFF PROPERTIES TRUST, INC.
By: /s/ William A. Shopoff William A. Shopoff President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective amendment No. 7 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William A. Shopoff William A. Shopoff	President and Chief Executive Officer (Principal Executive Officer)	August 30, 2010
/s/ Kevin Bridges Kevin Bridges	Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	August 30, 2010
* Edward Fitzpatrick	Executive Vice President and Director	August 30, 2010
* Jeffrey Shopoff	Director	August 30, 2010
* Glenn Patterson	Director	August 30, 2010
* Patrick Meyer	Director	August 30, 2010
* Stuart McManus	Director	August 30, 2010
* Melanie Barnes	Director	August 30, 2010
*By: /s/ William A. Shopoff William A. Shopoff Attorney-in-fact